Exhibit 99.1

For Immediate Release

Del Taco Restaurants, Inc. Announces Fiscal Third Quarter 2016 Financial Results
Company-operated and System-wide comparable restaurant sales growth of 7.1% and 6.7%, respectively; Operating income growth of 7.6%
Updates fiscal year 2016 guidance
Conference call and webcast will be held at 5:00 p.m. ET today

Lake Forest, CA. October 17, 2016 - Del Taco Restaurants, Inc. (“Del Taco” or the “Company”), (NASDAQ: TACO), the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco, today announced fiscal third quarter 2016 financial results for the twelve weeks ended September 6, 2016. The Company also updated its fiscal year 2016 guidance based upon its performance to-date and expectations for continued momentum during its 17-week fiscal fourth quarter.

Del Taco became a public company when it completed a business combination with Levy Acquisition Corp. on June 30, 2015 which resulted in a fiscal third quarter 2015 financial statement presentation that includes a predecessor period for the two-weeks ended June 30, 2015 followed by a successor period for the ten-weeks ended September 8, 2015. The financial results for the fiscal third quarter 2015 referenced herein have been aggregated to reflect, on a pro forma basis, the combined successor and predecessor periods for the twelve weeks ended September 8, 2015.

Fiscal Third Quarter 2016 Highlights

•	System-wide comparable restaurant sales growth of 6.7% and company-operated comparable restaurant sales growth of 7.1%, marking the twelfth and seventeenth consecutive quarter of gains, respectively;

◦
Company-operated comparable restaurant sales growth comprised average check growth of 4.8%, including over 1% of menu mix growth, and a transaction increase of 2.3%, representing a sequential transaction improvement of 410 basis points compared to the second fiscal quarter of 2016;

•	Total revenue of $104.4 million, representing 5.9% growth from the fiscal third quarter of 2015;

•	Restaurant sales of $100.2 million, representing 5.7% growth from the fiscal third quarter of 2015;

•	Net income increased to $4.9 million, representing diluted earnings per share of $0.13, compared to $0.2 million in the fiscal third quarter of 2015;

•	Restaurant contribution margin, a non-GAAP financial measure, of 20.9%, an improvement of approximately 120 basis points from the fiscal third quarter of 2015;

•	Adjusted EBITDA, a non-GAAP financial measure, increased to $17.0 million from $15.3 million in the fiscal third quarter of 2015, representing 11.0% growth; and

•	Completion of warrant exchange offer resulted in 1,533,542 shares issued in exchange for 5,516,243 warrants that were properly tendered.

Paul J.B. Murphy, III, President and Chief Executive Officer of Del Taco, commented, “Our strong fiscal third quarter performance is a direct result of the success of our Fresh Combined Solutions strategy and UnFreshing Believable 2.0 campaign which are inspiring positive guest experiences and showcasing Del Taco as an innovator within the QSR segment. Through the use of fresh ingredients and product innovation served with the speed and convenience of a drive-thru, we are further differentiating our iconic brand and broadening our appeal, generating system-wide comparable restaurant sales growth of 6.7%, or 12.3% on a two-year basis, that we believe is among the highest in the industry. We are delighted that our top-line momentum led to substantial increases in restaurant contribution margin, adjusted EBITDA and net income.”

Murphy continued, “In June we launched The Del Taco -- a bigger, better-tasting crunchy beef taco worthy of our name - and it has since broken all-time sales records for new product introductions. Later this month we are following up this highly successful launch with a system-wide rollout of our new Platos program, our first occasion based expansion strategy. Platos start at $6.49 and consist of plated meals including chips and salsa, rice and beans and an entrée. We are hopeful that similar to our test markets, the Platos program will drive incremental sales and margin dollars.”

Murphy concluded, “The success of our Fresh Combined Solutions strategy and UnFreshing Believable 2.0 campaign bolsters our confidence to begin accelerating development in 2017 and is expected to also help us attract new, qualified franchise partners over time. This year, we are expanding at a low-single digit growth rate with a now expected 14 system-wide openings, and next year we expect to accelerate system growth to a mid-single digit growth rate. Our long-term goal of 2,000+ Del Taco restaurants reflects what we view as a considerable opportunity to expand nationwide, which we are approaching in the near-term primarily through lower risk, in-fill development.”

Review of Fiscal Third Quarter 2016 Financial Results

Total revenue was $104.4 million, an increase of 5.9% compared to $98.6 million in the fiscal third quarter of 2015. The growth in revenue was driven by a 5.7% increase in Company restaurant sales and a 13.8% increase in franchise revenue.

Comparable restaurant sales increased 6.7% system-wide for the fiscal third quarter ended September 6, 2016, resulting in an impressive 12.3% increase on a two-year basis. Both of these results represent the highest performances year-to-date. The Del Taco system has now generated comparable restaurant sales growth for twelve consecutive quarters. Company-operated comparable restaurant sales increased 7.1%, marking the seventeenth consecutive quarter of comparable restaurant sales growth. Franchise comparable restaurant sales increased 6.2%.

Net income was $4.9 million, representing $0.13 per diluted share, compared to $0.2 million in the fiscal third quarter of 2015, which included net income of $2.4 million during the two weeks ended June 30, 2015 (predecessor) and a net loss of $2.2 million during the ten weeks ended September 8, 2015 (successor), as well as $12.0 million in transaction-related costs in connection with our business combination.

Restaurant contribution, a non-GAAP financial measure, increased 12.0% year-over-year to $20.9 million. As a percentage of Company restaurant sales, restaurant contribution increased approximately 120 basis points year-over-year to 20.9%. The increase was driven by an approximately 120 basis point improvement in food and paper costs and an approximately 90 basis point improvement in occupancy and other operating expenses, partially offset by an approximately 90 basis point increase in labor and related expenses. A reconciliation between restaurant contribution and the nearest GAAP financial measure is included in the accompanying financial data.

Adjusted EBITDA, a non-GAAP financial measure, increased 11.0% to $17.0 million compared to $15.3 million in the previous year’s fiscal third quarter. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Restaurant Portfolio Activity and Fiscal Year 2017 Development Outlook

During the fiscal third quarter, Del Taco opened one company-operated and two franchised restaurants, and also acquired one franchised restaurant in Ontario, CA. Year to date, Del Taco has opened six system-wide restaurants and eight system-wide restaurant openings are expected in the fiscal fourth quarter.

On October 12, 2016 Del Taco opportunistically acquired five franchised restaurants in and around Bakersfield, CA from a single franchisee and intends to open additional company-operated restaurants in this market over time.

For fiscal year 2017, system-wide development is expected at a mid-single digit growth rate, consistent with the Company’s plans to begin accelerating restaurant openings.

Results of Offer to Exchange Common Stock for Outstanding Warrants

On August 9, 2016, Del Taco announced the results of its offer to exchange (“Offer to Exchange”) 0.2780 shares of the Company’s common stock (“shares”) for each outstanding Company warrant exercisable for shares at an exercise price of $11.50 per share (the “warrants”) (approximately one share for every 3.6 warrants tendered).

A total of 5,516,243 warrants were tendered in the exchange offer. The Company accepted for exchange all such warrants and issued an aggregate of 1,533,542 shares in exchange for the warrants tendered, representing approximately 4% of the shares outstanding after such issuance.

After completion of the Offer to Exchange, 6,646,574 warrants remained outstanding. The warrants will expire on June 30, 2020, unless sooner exercised or redeemed by the Company in accordance with the terms of the warrants.

Repurchase Program for Common Stock and Warrants

On August 23, 2016, the Board of Directors increased the repurchase program for Del Taco’s common stock and warrants to $50 million (raised from $25 million). The increased authorization will expire upon completion of the repurchase program unless terminated earlier by the Board of Directors.

During the fiscal third quarter, the Company repurchased 505,808 shares at an average price per share of $9.45 and 235,000 warrants at an average price per warrant of $1.85 for an aggregate of $5.2 million.

Subsequent to the fiscal third quarter, Del Taco repurchased 212,510 shares at an average price per share of $11.16 and 222,201 warrants at an average price per warrant of $3.45 for an aggregate of $3.1 million.

There are currently 39,153,003 common shares and 6,424,373 warrants outstanding and approximately $34.8 million remains under the $50 million authorization.

Fiscal Year 2016 Guidance

The Company is updating its guidance for fiscal year 2016, the 53-week period ending January 3, 2017:

•	System-wide same store sales growth at the high end of the previous 2.5% to 4.5% range;

•	Total revenue between $446 million and $449 million (previously $439 million and $449 million);

•	Total company-operated restaurant sales between $429 million and $432 million (previously $422 million and $432 million);

•	Restaurant contribution margin between 20.2% and 20.3% (previously 19.8% and 20.3%);

•	California minimum wage impact estimated to increase labor and related expenses by approximately $7.2 million, including preservation of appropriate wage differentials and incremental payroll taxes;

•	General and administrative expenses between approximately 8.2% and 8.3% of total revenue, including incremental public company costs and non-cash stock-based compensation (previously 7.9% and 8.3%);

•	Adjusted EBITDA between $69 million and $70 million (previously $67.5 million and $70.0 million);

•	Effective tax rate of approximately 42.3% (previously 40%);

•	Diluted earnings per share of approximately $0.53 to $0.56;

•	Fourteen new system-wide restaurant openings (previously fifteen to eighteen); and

•	Net capital expenditures totaling approximately $36.0 million to $41.0 million.

Conference Call

A conference call and webcast to discuss Del Taco’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Paul J.B. Murphy, III, President and Chief Executive Officer; John D. Cappasola, Jr., Executive Vice President and Chief Brand Officer; and Steven L. Brake, Executive Vice President and Chief Financial Officer.

Interested parties may listen to the conference call via telephone by dialing 1-201-689-8562. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-858-384-5517, the passcode is 13644396.

The webcast will be available at www.deltaco.com under the investors section and will be archived on the site shortly after the call has concluded.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations and excludes restaurant closures.

Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP. Restaurant contribution and restaurant contribution margin are supplemental measures of operating performance of restaurants and the calculations thereof may not be comparable to those reported by other companies. Restaurant contribution and restaurant contribution margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of results as reported under U.S. GAAP. Management believes that restaurant contribution and restaurant contribution margin are important tools for investors because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management uses restaurant contribution and restaurant contribution margin as key performance indicators to evaluate the profitability of incremental sales at Del Taco restaurants, to evaluate restaurant performance across periods and to evaluate restaurant financial performance compared with competitors. A reconciliation between restaurant contribution and the nearest GAAP financial measure is included in the accompanying financial data.

Adjusted EBITDA is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. We believe Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present Adjusted EBITDA because (i) we believe this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe investors will find this measure useful in assessing our ability to service or incur indebtedness, and (iii) we use Adjusted EBITDA internally as a benchmark to compare performance to that of competitors. A reconciliation between Adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

About Del Taco Restaurants, Inc.

Del Taco (NASDAQ: TACO) offers a unique variety of both Mexican and American favorites such as burritos and fries, prepared fresh in every restaurant’s working kitchen with the value and convenience of a drive thru.  All menu items taste better because they are made with quality ingredients like freshly grated cheddar, hand-chopped pico de gallo, sliced avocado, slow-cooked beans made from scratch, and fresh-grilled marinated chicken and steak.  The brand’s UnFreshing Believable® campaign further communicates Del Taco’s commitment to provide guests with the best quality and value for their money. Founded in 1964, today Del Taco serves more than three million guests each week at its nearly 550 restaurants across 16 states. For more information, visit www.deltaco.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks included, without limitation, consumer demand, our inability to successfully open company-operated or franchised restaurants or establish new markets, competition in our markets, our inability to grow and manage growth profitably, adverse changes in food and supply costs, our inability to access additional capital, changes in applicable laws or regulations, food safety and foodborne illness concerns, our inability to manage existing and to obtain additional franchisees, our inability to attract and retain qualified personnel, our inability to profitably expand into new markets, changes in, or the discontinuation of, the Company’s repurchase program, and the possibility that we may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties are identified and discussed in Del Taco’s reports filed with the SEC, including under Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 29, 2015, and available at the SEC’s website at www.sec.gov and the Company’s website at www.deltaco.com.

Forward-looking statements included in this release speak only as of the date of this release. Del Taco undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release or otherwise.

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Media Contact:
Julia Young
(646) 277-1280
julia.young@icrinc.com

Investor Relations Contact:
Raphael Gross
(203) 682-8253
investor@deltaco.com

Del Taco Restaurants, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)

	Successor
	September 6, 2016	December 29, 2015
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$11,603	$10,194
Accounts and other receivables, net	3,194	3,220
Inventories	2,510	2,806
Prepaid expenses and other current assets	5,244	3,545
Total current assets	22,551	19,765
Property and equipment, net	122,982	114,030
Goodwill	319,526	318,275
Trademarks	220,300	220,300
Intangible assets, net	25,903	28,373
Other assets, net	3,308	2,829
Total assets	$714,570	$703,572
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$17,133	$16,831
Other accrued liabilities	36,294	32,897
Current portion of capital lease obligations and deemed landlord financing liabilities	1,639	1,725
Total current liabilities	55,066	51,453
Long-term debt, capital lease obligations and deemed landlord financing liabilities, excluding current portion, net	169,107	167,968
Deferred income taxes	86,323	79,523
Other non-current liabilities	33,400	36,251
Total liabilities	343,896	335,195
Commitments and contingencies
Shareholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 39,365,513 shares issued and outstanding at September 6, 2016; 38,802,425 shares issued and outstanding at December 29, 2015	4	4
Additional paid-in capital	361,805	372,260
Accumulated other comprehensive loss	(122)	—
Retained earnings (accumulated deficit)	8,987	(3,887)
Total shareholders' equity	370,674	368,377
Total liabilities and shareholders' equity	$714,570	$703,572

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share data)

	Successor		Predecessor
	12 Weeks Ended September 6, 2016	10 Weeks Ended September 8, 2015	2 Weeks Ended June 30, 2015
Revenue:
Company restaurant sales	$100,173	$78,874	$15,891
Franchise revenue	3,686	2,694	546
Franchise sublease income	560	467	95
Total revenue	104,419	82,035	16,532
Operating expenses:
Restaurant operating expenses:
Food and paper costs	27,574	22,567	4,607
Labor and related expenses	30,748	23,512	4,712
Occupancy and other operating expenses	20,911	17,024	3,653
General and administrative	8,566	5,824	1,004
Depreciation and amortization	5,157	4,147	664
Occupancy and other - franchise subleases	521	437	87
Pre-opening costs	94	41	28
Restaurant closure charges, net	(133)	19	—
Loss on disposal of assets	54	1	84
Total operating expenses	93,492	73,572	14,839
Income from operations	10,927	8,463	1,693
Other expenses:
Interest expense	1,412	1,725	664
Transaction-related costs	490	11,978	61
Debt modification costs	—	78	1
Total other expenses	1,902	13,781	726
Income (loss) from operations before provision (benefit) for income taxes	9,025	(5,318)	967
Provision (benefit) for income taxes	4,076	(3,132)	(1,449)
Net income (loss)	4,949	(2,186)	2,416
Other comprehensive loss:
Change in fair value of interest rate cap	(122)	—	(1)
Total other comprehensive loss	(122)	—	(1)
Comprehensive income (loss)	$4,827	$(2,186)	$2,415
Earnings (loss) per share:
Basic	$0.13	$(0.06)	$0.36
Diluted	$0.13	$(0.06)	$0.36
Weighted-average shares outstanding
Basic	38,465,064	38,802,425	6,707,776
Diluted	38,688,961	38,802,425	6,707,776

Del Taco Restaurants, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)
(In thousands, except share and per share data)

	Successor		Predecessor
	36 Weeks Ended September 6, 2016	10 Weeks Ended September 8, 2015	26 Weeks Ended June 30, 2015
Revenue:
Company restaurant sales	$289,640	$78,874	$200,676
Franchise revenue	10,591	2,694	6,693
Franchise sublease income	1,617	467	1,183
Total revenue	301,848	82,035	208,552
Operating expenses:
Restaurant operating expenses:
Food and paper costs	80,061	22,567	57,447
Labor and related expenses	90,781	23,512	61,120
Occupancy and other operating expenses	60,560	17,024	43,611
General and administrative	25,072	5,824	14,850
Depreciation and amortization	16,175	4,147	8,252
Occupancy and other - franchise subleases	1,534	437	1,109
Pre-opening costs	222	41	276
Restaurant closure charges, net	(121)	19	94
Loss on disposal of assets	191	1	99
Total operating expenses	274,475	73,572	186,858
Income from operations	27,373	8,463	21,694
Other expenses:
Interest expense	4,289	1,725	11,491
Transaction-related costs	681	11,978	7,255
Debt modification costs	—	78	139
Change in fair value of warrant liability	—	—	(35)
Total other expenses	4,970	13,781	18,850
Income (loss) from operations before provision (benefit) for income taxes	22,403	(5,318)	2,844
Provision (benefit) for income taxes	9,529	(3,132)	740
Net income (loss)	12,874	(2,186)	2,104
Other comprehensive income (loss):
Change in fair value of interest rate cap	(122)	—	(24)
Reclassification of interest rate cap amortization included in net income (loss)	—	—	58
Total other comprehensive income (loss), net	(122)	—	34
Comprehensive income (loss)	$12,752	$(2,186)	$2,138
Earnings (loss) per share:
Basic	$0.33	$(0.06)	$0.38
Diluted	$0.33	$(0.06)	$0.37
Weighted-average shares outstanding
Basic	38,518,431	38,802,425	5,492,417
Diluted	38,682,273	38,802,425	5,610,859

Del Taco Restaurants, Inc.
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(Unaudited)
(In thousands)

	Successor		Predecessor
	12 Weeks Ended September 6, 2016	10 Weeks Ended September 8, 2015	2 Weeks Ended June 30, 2015
Net income (loss)	$4,949	$(2,186)	$2,416
Non-GAAP adjustments:
Provision (benefit) for income taxes	4,076	(3,132)	(1,449)
Interest expense	1,412	1,725	664
Depreciation and amortization	5,157	4,289	659
EBITDA	15,594	696	2,290
Stock-based compensation expense (a)	1,001	146	—
Loss on disposal of assets (b)	54	1	84
Restaurant closure charges, net (c)	(133)	19	—
Amortization of favorable and unfavorable lease assets and liabilities, net (d)	(140)	(142)	5
Debt modification costs (e)	—	78	1
Transaction-related costs (f)	490	11,978	61
Pre-opening costs (h)	94	41	28
Adjusted EBITDA	$16,960	$12,817	$2,469

	Successor		Predecessor
	36 Weeks Ended September 6, 2016	10 Weeks Ended September 8, 2015	26 Weeks Ended June 30, 2015
Net income (loss)	$12,874	$(2,186)	$2,104
Non-GAAP adjustments:
Provision (benefit) for income taxes	9,529	(3,132)	740
Interest expense	4,289	1,725	11,491
Depreciation and amortization	16,175	4,289	8,249
EBITDA	42,867	696	22,584
Stock-based compensation expense (a)	2,630	146	532
Loss on disposal of assets (b)	191	1	99
Restaurant closure charges, net (c)	(121)	19	94
Amortization of favorable and unfavorable lease assets and liabilities, net (d)	(420)	(142)	3
Debt modification costs (e)	—	78	139
Transaction-related costs (f)	681	11,978	7,255
Change in fair value of warrant liability (g)	—	—	(35)
Pre-opening costs (h)	222	41	276
Adjusted EBITDA	$46,050	$12,817	$30,947

(a)	Includes non-cash, stock-based compensation.

(b)	Loss on disposal of assets includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.

(c)	Includes costs related to future obligations associated with the closure or net sublease shortfall of a restaurant.

(d)	Includes amortization of favorable lease assets and unfavorable lease liabilities.

(e)	Includes costs associated with debt refinancing transaction in August 2015 and March 2015.

(f)
Includes costs related to the offer to exchange the Company's common stock for each outstanding Company warrant and the strategic sale process which commenced during 2014 and resulted in the Stock Purchase Agreement with the Levy Newco Parties and the Business Combination consummated pursuant to the Merger Agreement.

(g)
Relates to fair value adjustments to the warrants to purchase shares of common stock of DTH that had been issued to certain of DTH’s equity shareholders, all of which were exchanged for shares of common stock of DTH on March 20, 2015.

(h)
Pre-opening costs consist of costs directly associated with the opening of new restaurants and incurred prior to opening, including restaurant labor, supplies, rent expense and other related pre-opening costs. These are generally incurred over the three to five months prior to opening.

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)

	Successor		Predecessor
	12 Weeks Ended September 6, 2016	10 Weeks Ended September 8, 2015	2 Weeks Ended June 30, 2015
Company restaurant sales	$100,173	$78,874	$15,891
Restaurant operating expenses	79,233	63,103	12,972
Restaurant contribution	$20,940	$15,771	$2,919
Restaurant contribution margin	20.9%	20.0%	18.4%

Del Taco Restaurants, Inc.
Reconciliation of Company Restaurant Sales to Restaurant Contribution
(Unaudited)
(In thousands)

	Successor		Predecessor
	36 Weeks Ended September 6, 2016	10 Weeks Ended September 8, 2015	26 Weeks Ended June 30, 2015
Company restaurant sales	$289,640	$78,874	$200,676
Restaurant operating expenses	231,402	63,103	162,178
Restaurant contribution	$58,238	$15,771	$38,498
Restaurant contribution margin	20.1%	20.0%	19.2%

Del Taco Restaurants, Inc.
Restaurant Development
	12 Weeks Ended		36 Weeks Ended
	September 6, 2016	September 8, 2015	September 6, 2016	September 8, 2015
Company-operated restaurant activity:
Beginning of period	298	306	297	304
Openings	1	1	3	3
Closures	—	(1)	(1)	(1)
Purchased from franchisee	1	—	1	—
Restaurants at end of period	300	306	300	306
Franchised restaurant activity:
Beginning of period	245	241	247	243
Openings	2	—	3	—
Closures	—	—	(3)	(2)
Restaurants sold to Company	(1)	—	(1)	—
Restaurants at end of period	246	241	246	241
Total restaurant activity:
Beginning of period	543	547	544	547
Openings	3	1	6	3
Closures	—	(1)	(4)	(3)
Restaurants at end of period	546	547	546	547